Exhibit 10.21

VOTING AGREEMENT

This VOTING AGREEMENT (as amended or otherwise modified in accordance with the terms hereof and in effect from time to time, this “Agreement”) is made and entered into as of February 26, 2026, by and among the Abrams Investors (as defined below) and the BCP Investors (as defined below). Each of the Abrams Investors, individually, and the BCP Investors, individually, is referred to herein as a “Party”, and all of the Abrams Investors and the BCP Investors, collectively, are referred to herein as the “Parties”.

WHEREAS, as of the date hereof and subject to the terms and conditions herein, the Parties have determined to vote for the election of certain directors to the board of directors of the Company (the “Board”) and in furtherance thereof have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Parties hereto agree as follows:

ARTICLE 1

Definitions
Section 1.01
Defined Terms. For all purposes of this Agreement capitalized terms have the respective meanings set forth below.

“Abrams Investor” means each of (a) Riva Capital Partners V, L.P., a Delaware limited partnership, Riva Capital Partners VI, L.P., a Delaware limited partnership, Abrams Capital Partners I, L.P., a Delaware limited partnership, and Abrams Capital Partners II, L.P., a Delaware limited partnership, and (b) any fund or other investment vehicle advised by Abrams Capital Management, L.P. that holds equity interests in the Company at the relevant time.

“Affiliate” means, with respect to any specified Person, (a) any Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person or (b) in the event that the specified Person is a natural Person, an immediate family member of such Person; provided, however, that no subsidiary of the Company shall be deemed to be Affiliates of any Party. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“BCP Investor” means each of (a) BCP Special Opportunities Fund III Originations LP, a Delaware limited partnership, and (b) any fund or other investment vehicle advised by BC Partners Advisors LP that holds equity interests in the Company at the relevant time.

“Board” has the meaning set forth in the Recitals.

“Class A Units” means Class A Convertible Preferred Units of the Partnership.

“Company” means ContextLogic Holdings, Inc., a Delaware corporation.

“Company Common Stock” means the common stock of the Company, par value $0.0001 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, as the same shall be in effect from time to time.

“Independent Director” means an individual who qualifies as “independent” as such term is used in the applicable stock exchange rules for purposes of audit committee members.

“New Company Common Stock” has the meaning set forth in Section 4.02.

“Partnership” means ContextLogic Holdings, LLC, a Delaware limited liability company.

“Party” and “Parties” have the meanings set forth in the Preamble.

“Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Proceeding” means any audit, litigation (in law or in equity), arbitration, mediation, action, lawsuit, proceeding, charge, claim, demand, hearing, inquiry, investigation or similar matter before or by any governmental authority, whether administrative, judicial or arbitral in nature.

“Required Votes” has the meaning set forth in Section 2.01(f).

“Section 13(d)” has the meaning set forth in Section 4.04.

Section 1.02
Construction and Interpretation. For all purposes of this Agreement:
(a)
the definitions herein apply equally to both the singular and plural forms of the terms defined;
(b)
all references to “Sections” refer to Sections of this Agreement and to “Exhibits” refer to Exhibits to this Agreement, in each case, unless otherwise specified;
(c)
any pronoun includes the corresponding masculine, feminine, and neuter forms;
(d)
the words “include”, “includes”, and “including” are deemed to be followed by the phrase “without limitation”;
(e)
the word “or” is not exclusive;
(f)
the words “hereof” and “herein”, and similar terms, refer to this Agreement in its entirety;
(g)
references in this Agreement to specific laws or to specific provisions of laws (i) include all rules and regulations promulgated thereunder, and, unless the context otherwise requires, all applicable authoritative guidelines, bulletins, and policies promulgated by any applicable governmental authority in connection therewith, and (ii) are to such laws or provisions as amended, restated, supplemented, re-enacted, consolidated, replaced, or modified from time to time, in each case, as of the applicable date or period of time; and
(h)
the parties have participated jointly in the negotiation and drafting of this Agreement, and, if an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
ARTICLE 2

Voting Agreement
Section 2.01
Voting Agreement. From the date hereof until the termination of this Agreement in accordance with Section 5.03, each Party shall vote or cause to be voted (including by proxy or written consent, if applicable, with respect to) all Company Common Stock, including, for the avoidance of doubt, any shares of New Company Common Stock, owned (whether beneficially or of record) at such time by such Party:
(a)
to cause the Board to be comprised of seven (7) directors at all times;
(b)
for the election of two (2) individuals designated by the Abrams Investors to serve as directors on the Board (such individuals, the “Abrams Nominees”), including as a replacement for any Abrams Nominee who has resigned or been removed from the Board; provided, that the Abrams Nominees must be previously approved by the BCP Investors in writing (such approval not to be unreasonably withheld, conditioned or delayed) and that Abrams Nominees David Abrams and Raja Bobbili shall be deemed approved by the BCP Investors;
(c)
for the election of two (2) individuals designated by the BCP Investors to serve as directors on the Board (such individuals, the “BCP Nominees”), including as a replacement for any BCP Nominee who has resigned or been removed from the Board; provided, that (i) one of the BCP Nominees must at all times be Mr. Edward Goldthorpe or such other person previously approved by the Abrams Investors in writing in their sole discretion and (ii) the other BCP Nominee must be previously approved by the Abrams Investors in writing (such approval not to be unreasonably withheld, conditioned or delayed);
(d)
for the election of any three (3) individuals, as each Party may determine in its respective sole discretion, who shall qualify as Independent Directors to serve as directors on the Board;
(e)
against any action, proposal, transaction or agreement that would or would reasonably be expected to result in the removal of any Abrams Nominee from the Board without the prior written consent of the Abrams Investors or any BCP Nominee from the Board without the prior written consent of the BCP Investors; and
(f)
in favor of any other matter necessary to the election of directors to, or removal of directors from, the Board in accordance with this Section 2.01 (clauses (a) through (f) of this Section 2.01, the “Required Votes”).

ARTICLE 3

Representations and Warranties of the Parties

Each Party hereby represents and warrants, severally and not jointly, to each other Party:

Section 3.01
Authorization.
(a)
Such Party has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its covenants and other obligations hereunder. The execution and delivery of this Agreement by such Party, the performance by such Party its covenants and obligations hereunder and the consummation by such Party of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Party, and no additional proceedings or actions on the part of such Party are necessary to authorize the execution and delivery of this Agreement, the performance by such Party of its covenants or other obligations hereunder, or the consummation of the transactions contemplated hereby.
(b)
This Agreement has been duly executed and delivered by such Party and, assuming the due authorization, execution and delivery by each other Party, constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally and by general principles of equity.
Section 3.02
Non-Contravention. The execution, delivery and performance by such Party of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any law, (ii) require any consent or other action by any person under any provision of any agreement or other instrument binding on such Party, or (iii) result in the creation of any lien upon the Company Common Stock.
Section 3.03
Actions and Proceedings. As of the date hereof, there are no (a) Proceedings pending or, to the knowledge of such Party, threatened against such Party or (b) material orders, writs, judgments, injunctions, decrees or awards of any kind or nature that, in the case of either clause (a) or (b), would prevent, seek to prevent or materially delay, hinder, or impair the exercise by any other signatory to this Agreement of its rights under this Agreement or the ability of such Party to fully perform its covenants and obligations pursuant to this Agreement.
Section 3.04
No Inconsistent Agreements. Except for this Agreement, such Party has not:
(a)
granted any proxies or powers of attorney, or any other authorization or consent with respect to any or all of its Company Common Stock with respect to the matters set forth in Section 2.01; or
(b)
deposited any of its Company Common Stock into a separate voting trust or entered into a voting agreement with respect to any of its Company Common Stock (or any other agreement or arrangement with respect to the voting of such Company Common Stock).
Section 3.05
Ownership. As of the date hereof, (a) such Party owns (whether beneficially or of record) those shares of Company Common Stock and/or those Class A Units set forth opposite such Party’s name on Exhibit A and has (or together with its control persons has) sole beneficial ownership, sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 2 hereof, and sole power to agree to all of the matters set forth in this Agreement, free and clear of any adverse claim or other liens (other than such liens created by this Agreement, liens applicable to the Company Common Stock and Class A Units that may exist pursuant to securities laws, under the Company’s and the Partnership’s organizational documents or customary liens pursuant to the terms of any custody or similar agreement applicable to the Company Common Stock held in brokerage accounts), and (b) no person other than such Party (together with its control persons) has any right to direct or approve the voting or disposition of any of such Company Common Stock or Class A Units.
Section 3.06
Broker Fees. There is no investment banker, broker, finder, agent or other person that has been retained by or is authorized to act on behalf of such Party who is entitled to any financial advisor’s, brokerage, finder’s or other fee or commission in connection with this Agreement.
Section 3.07
Acknowledgement. Such Party understands and acknowledges that each other Party to this Agreement is entering into this Agreement in reliance upon the accuracy of the representations and warranties of such Party contained herein.
ARTICLE 4

Covenants of the Parties
Section 4.01
No Proxies for or Encumbrances on Company Common Stock. Each Party shall not, without the prior written consent of each other Party, directly or indirectly, (i) grant any proxies, consents or powers of attorney or enter into any voting trust or other agreement or arrangement with respect to the voting of any Company Common Stock or deposit any Company Common Stock in a voting trust, or (ii) take or agree to take any other action, that would or would reasonably be expected to prevent such Party from voting the Company Common Stock owned (whether beneficially or of record) by it in accordance with this Agreement or from complying in all material respects with the other obligations under this Agreement; provided that the foregoing shall not prohibit a Party from granting to the Company, in the ordinary course of business and solely in connection with a shareholder meeting, a proxy in the form filed by the Company with the Securities and Exchange Commission for such meeting, so long as such proxy does not relate to, and may not be used with respect to, the election or removal of directors or any proposal relating to the election or removal of directors in contravention with the terms of this Agreement.
Section 4.02
Additional Company Common Stock. Each Party agrees that any Company Common Stock (or other voting securities of the Company or any other securities exchangeable for, or convertible into, any voting securities of the Company) that such Party purchases or with respect to which such Party otherwise acquires record or beneficial ownership after the date of this Agreement and prior to the termination of this Agreement (“New Company Common Stock”) shall be subject to the terms and conditions of this Agreement to the same extent as the Company Common Stock currently owned by such Party (it being understood, for the avoidance of doubt, that any such New Company Common Stock shall be subject to the terms of this Agreement as though owned by such Party on the date hereof, and the representations and warranties in Article 3 above shall be true and correct as of the date that beneficial ownership of such New Company Common Stock is acquired). Exhibit A shall automatically be amended and updated to reflect any such New Company Common Stock without requiring any further action on the part of any other Person.
Section 4.03
Share Dividends, etc. In the event of a stock split, stock dividend or distribution, or any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, in each case affecting the Company Common Stock, the terms “Company Common Stock” and “New Company Common Stock” shall be deemed to refer to and include such shares or interests as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction, as applicable.
Section 4.04
Reporting Commitments. The Parties acknowledge and agree that, so long as this Agreement is in effect, the Parties (a) may be deemed to be members of a “group” for purposes of Section 13(d) of the Exchange Act (“Section 13(d)”) and (b) will disclose the existence of this Agreement in its filings made pursuant to Section 13(d) in accordance with the requirements thereof; provided, that each Party may expressly disclaim its membership in any such group in any such Section 13(d) filing. Each Party agrees that it will promptly (within two (2) business days) inform the other Party in writing of any acquisition by such Party or any of its Affiliates of any shares of Company Common Stock (or securities convertible or exercisable into Company Common Stock).
ARTICLE 5

Miscellaneous
Section 5.01
Further Assurances. Each Party shall take all commercially reasonable actions (to the extent such actions (a) are not prohibited by applicable law and within such Party’s control, and (b) in the case of any action that requires a vote or other action on the part of the Board, to the extent such action is consistent with fiduciary duties that the Company’s directors may have in such capacity) necessary to cause the Company include in the slate of nominees recommended by the Company for appointment as directors at each applicable annual general meeting or extraordinary general meeting of the Company at which directors are to be appointed the Abrams Nominees and the BCP Nominees, and, further, will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law, to consummate and make effective the transactions contemplated by this Agreement.
Section 5.02
Amendments and Waivers.
(a)
Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement or, in the case of a waiver, by each Party against whom the waiver is to be effective.
(b)
No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.
Section 5.03
Termination. This Agreement shall automatically terminate upon the earliest to occur of (a) the fifth (5th) anniversary of the date of this Agreement, (b) the first date (if ever) on which the BCP Nominees do not meet the requirements of Section 2.01(c), (c) the first date on which the Abrams Investors collectively no longer beneficially own (within the meaning of Rule 13(d)-3 under the Exchange Act) either at least ten percent (10%) of the total issued and outstanding shares of Company Common Stock or at least ten percent (10%) of the Class A Units, (d) the first date on which the BCP Investors collectively no longer beneficially own (within the meaning of Rule 13(d)-3 under the Exchange Act) either at least ten percent (10%) of the total issued and outstanding shares of Company Common Stock or at least ten percent (10%) of the Class A Units, and (e) the mutual signed written consent of the Parties; provided that, notwithstanding anything in this Agreement to the contrary, the termination of this Agreement shall not relieve any Party hereto of liability for any breach prior to such termination. Subject to the foregoing, upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby on the part of any Party hereto. The representations, warranties and covenants of the Parties contained herein shall not survive the termination of this Agreement.
Section 5.04
Notices. Any notices, requests, demands and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally, (b) sent by e-mail, or (b) sent by overnight courier, in each case, addressed, in each case, to such Party’s address set forth on Exhibit A. Unless otherwise specified herein, such notices or other communications shall be deemed effective (i) on the date received, if personally delivered, (ii) on the date received if delivered by e-mail on a business day, or if not delivered on a business day, on the first business day thereafter and (iii) two (2) business days after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.
Section 5.05
Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.
Section 5.06
Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided that no Party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other Party hereto except to an Affiliate of such Party; provided, that any such Affiliate to whom such rights or obligations are transferred (including any Affiliate who is a recipient of Company Common Stock) shall execute and deliver a counterpart signature page to this Agreement and be bound by the terms and conditions set forth herein.
Section 5.07
Governing Law. This Agreement and all Proceedings (whether based on contract, tort or otherwise) based upon, arising out of, or related to this Agreement or the actions of the Parties in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.
Section 5.08
Jurisdiction. Each of the Parties hereto hereby expressly, irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any Federal court of the United States of America sitting in Delaware, and any appellate court from any appeal thereof, in any Proceeding based upon, arising out of or relating to this Agreement or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in such courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in the Court of Chancery of the State of Delaware or, to the extent permitted by applicable law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Court of Chancery of the State of Delaware or such Federal court and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such Proceeding in the Court of Chancery of the State of Delaware or such Federal court. Each of the Parties hereto agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced by a court of competent jurisdiction in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party to this Agreement irrevocably consents to service of process outside the territorial jurisdiction of the courts referred to in this Section 5.08 in any such Proceeding by mailing copies thereof by registered or certified U.S. mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 5.04. However, nothing in this Agreement will affect the right of any Party to this Agreement to serve process on any other Party in any other manner permitted by law.

Section 5.09
Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 5.09.
Section 5.10
Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by all of the other Parties hereto. Until and unless each Party has received a counterpart hereof signed by all of the other Parties hereto, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in PDF format or through an electronic signature service or by facsimile shall be sufficient to bind the Parties to the terms and conditions of this Agreement. No Party may raise the use of any of the foregoing methods to deliver a signature, or the fact that any signature, agreement, or instrument was transmitted or communicated through the use of any of the foregoing methods, as a defense to the formation of a contract, and each Party forever waives any such defense.
Section 5.11
Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner.
Section 5.12
Remedies Cumulative; Specific Performance. The Parties hereto agree that irreparable damage would occur, and that the Parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any Party is entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

Section 5.13
Entire Agreement. This Agreement, including Exhibit A, constitutes the entire agreement of the Parties and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder or thereunder.
Section 5.14
No Third-Party Beneficiaries. Each Party agrees that (a) such Party’s representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Parties hereto in accordance with and subject to the terms of this Agreement and (b) this Agreement is not intended to, and shall not, confer upon any other person any rights or remedies hereunder.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

RIVA CAPITAL PARTNERS V, L.P.

By: Abrams Capital Management, L.P.,

its investment manager

By: Abrams Capital Management, LLC,

its general partner

By: /s/ David Abrams

Name: David Abrams

Title: Managing Member

RIVA CAPITAL PARTNERS VI, L.P.

By: Abrams Capital Management, L.P.,

its investment manager

By: Abrams Capital Management, LLC,

its general partner

By: /s/ David Abrams

Name: David Abrams

Title: Managing Member

ABRAMS CAPITAL PARTNERS I, L.P.

By: Abrams Capital Management, L.P.,

its investment manager

By: Abrams Capital Management, LLC,

its general partner

By: /s/ David Abrams

Name: David Abrams

Title: Managing Member

[Signature Page to Voting Agreement]

ABRAMS CAPITAL PARTNERS II, L.P.

By: Abrams Capital Management, L.P.,

its investment manager

By: Abrams Capital Management, LLC,

its general partner

By: /s/ David Abrams

Name: David Abrams

Title: Managing Member

[Signature Page to Voting Agreement]

BCP Special Opportunities Fund III Originations LP

By: BCP Special Opportunities Fund III GP LP, its general partner

By: BCP SOF III GP, L.L.C., its general partner

By: _/s/ Edward Goldthorpe___________________
Name: Edward Goldthorpe
Title: Authorized Signatory

[Signature Page to Voting Agreement]